UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2005

Donegal Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-15341	23-02424711

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

1195 River Road, Marietta, Pennsylvania	17547

(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: 717-426-1931

N/A

(Former name or former address, if changed since last report)

Item 7.01. Regulation FD Disclosure.

     On February 17, 2005, the Registrant issued a press release announcing a stock split and increased dividend. The press release is attached as an exhibit to this Form 8-K and is incorporated into this Item 7.01 by reference.

Item 8.01. Other Events.

     On February 17, 2005, the Registrant announced the approval of a four-for-three split of its Class A Common Stock and its Class B Common Stock to be effected in the form of a 33-1/3% stock dividend to stockholders of record at the close of business on March 1, 2005 and payable on March 25, 2005. The stock split was approved to enhance the liquidity of the Class A Common Stock and the Class B Common Stock by increasing the number of outstanding shares. The effect of the stock split will be to increase the number of outstanding shares of Class A Common Stock from 10,323,204 shares to 13,764,272 shares and the number of outstanding shares of Class B Common Stock from 3,136,678 shares to 4,182,237 shares.

     The following registration statements filed by the Registrant under the Securities Act of 1933 shall be deemed to register, in addition to the shares specifically included therein, the additional shares of Registrant’s Class A Common Stock issuable with respect to those shares pursuant to stock splits, stock dividends and similar transactions occurring after the effective date of such registration statements, including the four-for-three split of the Registrant’s Class A Common Stock in the form of a 33-1/3% stock dividend to be paid on March 25, 2005: Registration Statements (Nos. 333-06681, 333-25541, 333-26693, 333-61095, 333-93785, 333-94301, 333-89644, 333-62970, 333-62974 and 333-62976) on Form S-8 and registration statements (Nos. 333-59828 and 333-63102) on Form S-3.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1*	Press Release issued by Donegal Group Inc., dated February 17, 2005.

*	This press release shall not be deemed to be filed for the purposes of Section 18 of the Securities Exchange Act of 1934 or incorporated by reference in any filing under the Securities Act of 1933.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DONEGAL GROUP INC.

By:	/s/ Ralph G. Spontak

Ralph G. Spontak, Senior Vice
President and Chief Financial Officer

Date: February 18, 2005

EXHIBIT INDEX

Exhibit No.	Description	Reference
99.1*	Press Release issued by Donegal Group Inc., dated February 17, 2005.	Submitted herewith.

*	This press release shall not be deemed to be filed for the purposes of Section 18 of the Securities Exchange Act of 1934 or incorporated by reference in any filing under the Securities Act of 1933.